Exhibit 23.1


                          Independent Auditors' Consent


The Board of Directors
PlayStar Wyoming Holding Corp.

We consent to the inclusion in the PlayStar Wyoming Holding Corp. Annual Report on Form 10-KSB for the year ended June 30, 1998 of our report dated June 2, 1998, on our audit of the financial statements of PlayStar Corporation as of and for the period ended June 30, 1997

                                                              /s/ FRUITMAN KATES

FRUITMAN KATES
Toronto, Ontario
February 22, 1999